Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
THE KRAFT HEINZ COMPANY REPORTS
FOURTH QUARTER AND FULL YEAR 2015 RESULTS
Kraft Heinz Reports Solid Financial Performance with Integration on Track

•	Q4 GAAP net sales increased 155% due to the merger of Kraft and Heinz; Pro Forma Organic Net Sales(1) decreased 3.1%

•	Q4 GAAP operating income increased 266%; Adjusted Pro Forma EBITDA(1) grew 20.3% on a constant currency basis, including an approximate 4.5 percentage point benefit from a 53rd week of shipments

•	Q4 GAAP diluted EPS was $0.23; Adjusted Pro Forma EPS(1) was $0.62, including an approximate $0.03 benefit from a 53rd week of shipments

PITTSBURGH, Pa. and CHICAGO, Ill. - Feb. 25, 2016 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported fourth quarter and full year 2015 financial results that reflected strong gains in profitability from improved operations and the ongoing integration of Kraft and Heinz.
“The important integration work and financial results we delivered in 2015 set a solid base on which we can drive sustainable growth across our global business,” said Kraft Heinz CEO Bernardo Hees. “We are working to implement proven management methodologies, remove inefficient spending and streamline our organization, while investing in our brands and innovation to drive long-term profitable growth. We believe that all of this positions Kraft Heinz for a strong performance in 2016 and beyond.”

Q4 2015 Financial Summary

	For the Quarter Ended		Year-over-year Change
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	Actual	FX	Divestitures	53rd week	Organic
	(in millions, except per share data)
GAAP net sales	$7,124	$2,799	154.5%
GAAP operating income	1,287	352	265.6%
GAAP diluted EPS	$0.23	$(0.04)	nm

Pro forma net sales	$7,124	$7,496	(5.0)%	(6.1) pp	(0.5) pp	4.7 pp	(3.1)%
Adjusted Pro Forma EBITDA	1,875	1,690	10.9%
Adjusted Pro Forma EPS(2)	$0.62	$0.56	10.7%

Pro forma net sales were $7.1 billion, down 5.0 percent versus the year-ago period, primarily driven by a negative 6.1 percentage point impact from currency and a negative 0.5 percentage point impact from divestitures that was partially offset by a 4.7 percentage point benefit from a 53rd week of shipments. Pro Forma Organic Net Sales decreased 3.1 percent versus the year-ago period. Net pricing increased 0.7 percentage points reflecting gains from pricing in all segments that were partially offset by a negative impact of approximately 1.5 percentage points related to lower overall key commodity costs in the United States and Canada.(3) Volume/mix decreased 3.8 percentage points as strong growth in ketchup and sauces globally was more than offset by lower shipments in ready-to-drink beverages, frozen meals and coffee in the United States and Canada.
Adjusted Pro Forma EBITDA increased 10.9 percent versus the year-ago period to $1.9 billion, despite a negative 9.4 percentage point impact from currency that was partially offset by a benefit of approximately 4.5 percentage points from a 53rd week of shipments. Excluding these factors, gains from cost savings initiatives(4) and favorable pricing net of commodity costs were partially offset by unfavorable volume/mix.
Adjusted Pro Forma EPS increased 10.7 percent versus the year-ago period to $0.62 from $0.56, including an approximate $0.03 benefit from a 53rd week of shipments. This increase primarily reflected the growth in Adjusted Pro Forma EBITDA, partially offset by a higher tax rate compared to the prior year.

Q4 2015 Business Segment Highlights
United States

	For the Quarter Ended		Year-over-year Change
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	Actual	FX	Divestitures	53rd week	Organic
	(in millions)
Pro forma net sales	$5,082	$5,072	0.2%	0.0 pp	0.0 pp	4.6 pp	(4.4)%
Segment Adjusted EBITDA	1,346	1,138	18.3%
United States pro forma net sales were $5.1 billion, up 0.2 percent versus the year-ago period, including a 4.6 percentage point benefit from a 53rd week of shipments. Pro Forma Organic Net Sales decreased 4.4 percent. Net pricing increased 0.2 percentage points as higher net pricing across most categories was mostly offset by a negative impact of approximately 2.0 percentage points related to lower overall key commodity costs. Volume/mix decreased 4.6 percentage points due to lower shipments in ready-to-drink beverages and frozen meals. These factors were partially offset by favorable volume/mix from innovation in Lunchables as well as strong growth in condiments and sauces.
United States Segment Adjusted EBITDA increased 18.3 percent versus the year-ago period to $1.3 billion, including a benefit of approximately 4.5 percentage points from a 53rd week of shipments. Excluding this impact, gains from cost savings initiatives and favorable pricing net of commodity costs, primarily in dairy, were partially offset by unfavorable volume/mix.

Canada

	For the Quarter Ended		Year-over-year Change
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	Actual	FX	Divestitures	53rd week	Organic
	(in millions)
Pro forma net sales	$632	$753	(16.1)%	(15.4) pp	0.0 pp	4.1 pp	(4.8)%
Segment Adjusted EBITDA	167	180	(7.2)%
Canada pro forma net sales were $632 million, down 16.1 percent versus the year-ago period, primarily due to a negative 15.4 percentage point impact from currency that was partially offset by a 4.1 percentage point benefit from a 53rd week of shipments. Pro Forma Organic Net Sales decreased 4.8 percent versus the year-ago period. Net pricing increased 2.3 percentage points. Significant pricing across most categories related to higher input costs in local currency were partially offset by approximately 2.0 percentage points related to lower overall key commodity costs, primarily in dairy. Volume/mix decreased 7.1 percentage points due to shipment timing and lower volumes in foodservice, Tassimo coffee and refreshment beverages.
Canada Segment Adjusted EBITDA decreased 7.2 percent versus the year-ago period to $167 million, primarily driven by a negative 16.6 percentage point impact from currency that was partially offset by a benefit of approximately 3.5 percentage points from a 53rd week of shipments. Excluding these factors, Adjusted EBITDA growth was driven by favorable pricing net of higher local input costs and gains from cost savings initiatives that were partially offset by unfavorable volume/mix.

Europe

	For the Quarter Ended		Year-over-year Change
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	Actual	FX	Divestitures	53rd week	Organic
	(in millions)
Pro forma net sales	$640	$748	(14.4)%	(7.8) pp	(4.2) pp	3.5 pp	(5.9)%
Segment Adjusted EBITDA	248	240	3.3%
Europe pro forma net sales were $640 million, down 14.4 percent versus the year-ago period, primarily due to a negative 7.8 percentage point impact from currency and a negative 4.2 percentage point impact from divestitures that were partially offset by a 3.5 percentage point benefit from a 53rd week of shipments. Pro Forma Organic Net Sales decreased 5.9 percent versus the year-ago period. Net pricing increased 0.4 percentage points driven by higher pricing in condiments and sauces in most markets. Volume/mix decreased 6.3 percentage points due to lower volumes in soup in the U.K., partially offset by growth in ketchup and other condiments.
Europe Segment Adjusted EBITDA increased 3.3 percent versus the year-ago period to $248 million, despite a negative 13.4 percentage point impact from currency that was partially offset by a benefit of approximately 4.0 percentage points from a 53rd week of shipments. Excluding these factors, gains from cost savings initiatives and improved product mix were partially offset by lower volumes.

Rest of World(5)

	For the Quarter Ended		Year-over-year Change
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	Actual	FX	Divestitures	53rd week	Organic
	(in millions)
Pro forma net sales	$770	$923	(16.6)%	(32.7) pp	0.0 pp	6.5 pp	9.6%
Segment Adjusted EBITDA	172	196	(12.2)%
Rest of World pro forma net sales were $770 million, down 16.6 percent versus the year-ago period, due to a negative 32.7 percentage point impact from currency, including a negative 14.9 percentage point impact from the devaluation of the Venezuelan bolivar in June 2015, that was partially offset by a 6.5 percentage point benefit from a 53rd week of shipments. Pro Forma Organic Net Sales increased 9.6 percent versus the year-ago period. Net pricing increased 3.2 percentage points, driven by significant pricing related to higher input costs in local currencies in RIMEA(5) and higher net pricing in sauces in Asia. Volume/mix increased 6.4 percentage points due to strong growth in sauces in Asia and ketchup across all geographies.
Rest of World Segment Adjusted EBITDA decreased 12.2 percent versus the year-ago period to $172 million primarily due to a negative 55.5 percentage point impact from currency, including a negative 34.0 percentage point impact from the devaluation of the Venezuelan bolivar in June 2015, that was partially offset by a benefit of approximately 6.0 percentage points from a 53rd week of shipments. Excluding these factors, Adjusted EBITDA growth was driven by favorable volume/mix and gains from cost savings initiatives.

End Notes

(1)
Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company revised Q4 2014 Adjusted Pro Forma EPS to $0.56 from the previously published $0.50 to reflect a correction in tax rates applied to certain non-GAAP adjustments.

(3)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(4)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(5)	Rest of World is comprised of three operating segments: Asia Pacific; Latin America; and, Russia, India, the Middle East and Africa (“RIMEA”).

Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's fourth quarter and full year 2015 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5 p.m. Eastern time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.
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Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “deliver,” “drive,” “grow,” “invest,” “accelerate,” “believe,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our plans, investments, execution, growth and integration. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the Company; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; the Company's dividend payments on its Series A Preferred Stock; tax law changes or interpretations; pricing actions; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information (the “financial information”) presented in this release illustrates the estimated effects of the merger (the “2015 Merger”) consummated on July 2, 2015 of Kraft Foods Group, Inc. (“Kraft”) with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”), the related equity investments and common stock conversion, the application of the acquisition method of accounting, and conformance of accounting policies. The financial information is presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of the Company’s 2014 fiscal year, and combines the historical results of Kraft and Heinz. For additional information on the 2015 Merger, please refer to the Company’s filings with the SEC.
The financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. The Company utilized estimated fair values at the closing date of the 2015 Merger for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. Our purchase price allocation is substantially complete with the exception of identifiable intangible assets, certain income tax accounts and goodwill. During the measurement period, the Company will continue to obtain information to assist in determining the fair value of net assets acquired, which may differ materially from these preliminary estimates.
The historical consolidated financial statements have been adjusted in the accompanying financial information to give effect to unaudited pro forma events that are (1) directly attributable to the 2015 Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company.
The financial information has been prepared based upon currently available information and assumptions deemed appropriate by management. This financial information is not necessarily indicative of what the Company’s results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any additional anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
This financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Certain reclassifications have been made to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, the financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are provided.
The non-GAAP financial measures presented in this release may differ from non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. Pro Forma Organic Net Sales, Adjusted Pro Forma EBITDA and Adjusted Pro Forma EPS are not substitutes for their comparable GAAP financial measures, such as net sales, operating income, diluted earnings per share (“EPS”), or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
The Company defines Pro Forma Organic Net Sales as pro forma net sales excluding the impact of currency, acquisitions, divestitures and the 53rd week of shipments when it occurs. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Management believes that presenting Pro Forma Organic Net Sales is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items; (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance; and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results.
The Company defines Adjusted Pro Forma EBITDA as pro forma operating income/(loss) excluding the impacts of depreciation and amortization (including amortization of postretirement benefit plan prior service credits), integration and restructuring expenses, merger costs, unrealized gains/(losses) on commodity hedges, equity award compensation expense, impairment losses, gains/(losses) on the sale of a business and nonmonetary currency devaluation. The Company also presents Adjusted Pro Forma EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted Pro Forma EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted Pro Forma EBITDA is a tool intended to assist management in comparing the Company's performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect core operations.
The Company defines Adjusted Pro Forma EPS as pro forma diluted EPS excluding the impacts of integration and restructuring expenses, merger costs, unrealized gains/(losses) on commodity hedges, impairment losses, gains/(losses) on the sale of a business, nonmonetary currency devaluation and the timing of preferred dividends. Management uses Adjusted Pro Forma EPS to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Quarter Ended		For the Year Ended
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	January 3, 2016 (53 weeks)	December 28, 2014 (52 weeks)
Net sales	$7,124	$2,799	$18,338	$10,922
Cost of products sold	4,720	1,904	12,577	7,645
Gross profit	2,404	895	5,761	3,277
Selling, general and administrative expenses	1,117	543	3,122	1,709
Operating income	1,287	352	2,639	1,568
Interest expense	266	182	1,321	686
Other (income)/expense, net	(9)	(1)	305	79
Income from continuing operations before income taxes	1,030	171	1,013	803
Provision for income taxes	382	6	366	131
Net income	648	165	647	672
Net income attributable to noncontrolling interest	3	2	13	15
Net income attributable to Kraft Heinz	645	163	634	657
Preferred dividends(1)	360	180	900	720
Net income/(loss) attributable to common shareholders	$285	$(17)	$(266)	$(63)

Basic shares outstanding	1,214	377	786	377
Diluted shares outstanding	1,225	377	786	377

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.23	$(0.04)	$(0.34)	$(0.17)
Diluted earnings/(loss) per share	$0.23	$(0.04)	$(0.34)	$(0.17)

Note: The consolidated statements of income for the years ended January 3, 2016 and December 28, 2014 reflect the results for Heinz for both periods and the results of Kraft Heinz for the period after the 2015 Merger occurred on July 2, 2015.

(1) Cash distributions for Series A Preferred Stock totaled $360 million and $900 million for the quarter and year ended January 3, 2016, respectively. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015.

			Schedule 2
The Kraft Heinz Company Pro Forma Condensed Combined Statements of Income (in millions, except per share data) (Unaudited)
	For the Quarter Ended		For the Year Ended
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	January 3, 2016 (53 weeks)	December 28, 2014 (52 weeks)
Net sales	$7,124	$7,496	$27,447	$29,122
Cost of products sold(1)	4,720	5,284	18,299	20,146
Gross profit	2,404	2,212	9,148	8,976
Selling, general and administrative expenses(2)	1,117	1,291	4,613	4,593
Operating income	1,287	921	4,535	4,383
Interest expense	266	288	1,528	1,113
Other (income)/expense, net	(9)	(9)	289	57
Income before income taxes	1,030	642	2,718	3,213
Provision for income taxes	382	137	944	880
Net income	648	505	1,774	2,333
Net income attributable to noncontrolling interest	3	2	13	15
Net income attributable to Kraft Heinz	$645	$503	$1,761	$2,318
Preferred dividends(3)	360	180	900	720
Net income attributable to common shareholders	$285	$323	$861	$1,598

Basic common shares outstanding	1,214	1,192	1,202	1,192
Diluted common shares outstanding	1,225	1,222	1,222	1,222

Per share data applicable to common shareholders:
Basic earnings per share	$0.23	$0.27	$0.72	$1.34
Diluted earnings per share	$0.23	$0.26	$0.70	$1.31

Note: The pro forma condensed combined statements of income for the quarters and years ended January 3, 2016 and December 28, 2014 reflect the results of operations of Kraft and Heinz as if they had been combined in all periods presented. Refer to Schedules 10, 11 and 12 for additional information.

(1) Integration & restructuring expenses in cost of products sold were as follows: $178 million in the fourth quarter of 2015 ($119 million after-tax), $118 million in the fourth quarter of 2014 ($87 million after-tax), $479 million in the full year 2015 ($322 million after-tax), and $535 million in the full year 2014 ($409 million after-tax).

(2) Integration & restructuring expenses in selling, general and administrative expenses were as follows: $258 million in the fourth quarter of 2015 ($172 million after-tax), $123 million in the fourth quarter of 2014 ($91 million after-tax), $638 million in the full year 2015 ($428 million after-tax), and $208 million in the full year 2014 ($160 million after-tax).

(3) Cash distributions for Series A Preferred Stock totaled $360 million and $900 million for the quarter and year ended January 3, 2016, respectively. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015.

						Schedule 3
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Pro Forma Organic Net Sales For the Quarter Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Impact of 53rd Week	Pro Forma Organic Net Sales	Price	Volume/Mix
January 3, 2016 (14 weeks)
United States	$5,082	$—	$—	$233	$4,849
Canada	632	(116)	—	31	717
Europe	640	(59)	—	25	674
Rest of World	770	(139)	—	51	858
	$7,124	$(314)	$—	$340	$7,098

December 28, 2014 (13 weeks)
United States	$5,072	$—	$—	$—	$5,072
Canada	753	—	—	—	753
Europe(1)	748	—	32	—	716
Rest of World	923	140	—	—	783
	$7,496	$140	$32	$—	$7,324

Year-over-year growth rates
United States	0.2%	0.0 pp	0.0 pp	4.6 pp	(4.4)%	0.2 pp	(4.6) pp
Canada	(16.1)%	(15.4) pp	0.0 pp	4.1 pp	(4.8)%	2.3 pp	(7.1) pp
Europe(1)	(14.4)%	(7.8) pp	(4.2) pp	3.5 pp	(5.9)%	0.4 pp	(6.3) pp
Rest of World	(16.6)%	(32.7) pp	0.0 pp	6.5 pp	9.6%	3.2 pp	6.4 pp
	(5.0)%	(6.1) pp	(0.5) pp	4.7 pp	(3.1)%	0.7 pp	(3.8) pp

Note: The reconciliation of pro forma net sales to Pro Forma Organic Net Sales reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

(1) The Company increased Europe Pro Forma Organic Net Sales by $7 million from the amount previously published for the quarter ended December 28, 2014 to reflect a correction to the Impact of Divestitures.

						Schedule 4
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Pro Forma Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Impact of 53rd week	Pro Forma Organic Net Sales	Price	Volume/Mix
January 3, 2016 (53 weeks)
United States	$19,284	$—	$—	$233	$19,051
Canada	2,386	(378)	—	31	2,733
Europe	2,485	(340)	42	25	2,758
Rest of World	3,292	(503)	—	51	3,744
	$27,447	$(1,221)	$42	$340	$28,286

December 28, 2014 (52 weeks)
United States	$19,635	$—	$—	$—	$19,635
Canada	2,811	—	—	—	2,811
Europe(1)	2,973	—	107	—	2,866
Rest of World	3,703	274	—	—	3,429
	$29,122	$274	$107	$—	$28,741

Year-over-year growth rates
United States	(1.8)%	0.0 pp	0.0 pp	1.2 pp	(3.0)%	0.0 pp	(3.0) pp
Canada	(15.1)%	(13.4) pp	0.0 pp	1.1 pp	(2.8)%	2.2 pp	(5.0) pp
Europe(1)	(16.4)%	(11.4) pp	(2.1) pp	0.9 pp	(3.8)%	0.7 pp	(4.5) pp
Rest of World	(11.1)%	(21.8) pp	0.0 pp	1.5 pp	9.2%	6.3 pp	2.9 pp
	(5.8)%	(5.2) pp	(0.2) pp	1.2 pp	(1.6)%	1.0 pp	(2.6) pp

Note: The reconciliation of pro forma net sales to Pro Forma Organic Net Sales reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

(1) The Company increased Europe Pro Forma Organic Net Sales by $16 million from the amount previously published for the year ended December 28, 2014 to reflect a correction to the Impact of Divestitures.

			Schedule 5
The Kraft Heinz Company Reconciliation of Pro Forma Operating Income to Adjusted Pro Forma EBITDA (in millions) (Unaudited)
	For the Quarter Ended		For the Year Ended
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	January 3, 2016 (53 weeks)	December 28, 2014 (52 weeks)
Pro forma operating income	$1,287	$921	$4,535	$4,383
Depreciation and amortization (excluding integration and restructuring expenses)	160	230	779	924
Integration and restructuring expenses	436	241	1,117	743
Merger costs	1	19	194	68
Unrealized (gains)/losses on commodity hedges	(18)	92	(41)	79
Impairment losses	—	159	58	221
Gain on sale of business	—	—	(21)	—
Nonmonetary currency devaluation	8	—	57	—
Equity award compensation expense (excluding integration and restructuring expenses)	1	28	61	108
Adjusted Pro Forma EBITDA	$1,875	$1,690	$6,739	$6,526

Segment Adjusted EBITDA:
United States	$1,346	$1,138	$4,783	$4,499
Canada	167	180	541	615
Europe	248	240	909	898
Rest of World	172	196	670	689
General corporate expenses	(58)	(64)	(164)	(175)
Adjusted Pro Forma EBITDA	$1,875	$1,690	$6,739	$6,526

Note: The reconciliation of pro forma operating income to Adjusted Pro Forma EBITDA reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted Pro Forma EBITDA to Constant Currency Adjusted Pro Forma EBITDA For the Quarter Ended (dollars in millions) (Unaudited)
	Adjusted Pro Forma EBITDA	Impact of Currency	Constant Currency Adjusted Pro Forma EBITDA
January 3, 2016 (14 weeks)
United States	$1,346	$—	$1,346
Canada	167	(30)	197
Europe	248	(32)	280
Rest of World	172	(30)	202
General corporate expenses	(58)	—	(58)
	$1,875	$(92)	$1,967

December 28, 2014 (13 weeks)
United States	$1,138	$—	$1,138
Canada	180	—	180
Europe	240	—	240
Rest of World	196	55	141
General corporate expenses	(64)	—	(64)
	$1,690	$55	$1,635

Year-over-year growth rates
United States	18.3%	0.0 pp	18.3%
Canada	(7.2)%	(16.6) pp	9.4%
Europe	3.3%	(13.4) pp	16.7%
Rest of World	(12.2)%	(55.5) pp	43.3%
General corporate expenses	(9.4)%	0.0 pp	(9.4)%
	10.9%	(9.4) pp	20.3%

Note: The reconciliation of Adjusted Pro Forma EBITDA to Constant Currency Adjusted Pro Forma EBITDA reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

			Schedule 7
The Kraft Heinz Company Reconciliation of Adjusted Pro Forma EBITDA to Constant Currency Adjusted Pro Forma EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted Pro Forma EBITDA	Impact of Currency	Constant Currency Adjusted Pro Forma EBITDA
January 3, 2016 (53 weeks)
United States	$4,783	$—	$4,783
Canada	541	(90)	631
Europe	909	(128)	1,037
Rest of World	670	(84)	754
General corporate expenses	(164)	—	(164)
	$6,739	$(302)	$7,041

December 28, 2014 (52 weeks)
United States	$4,499	$—	$4,499
Canada	615	—	615
Europe	898	—	898
Rest of World	689	101	588
General corporate expenses	(175)	—	(175)
	$6,526	$101	$6,425

Year-over-year growth rates
United States	6.3%	0.0 pp	6.3%
Canada	(12.0)%	(14.6) pp	2.6%
Europe	1.2%	(14.3) pp	15.5%
Rest of World	(2.8)%	(31.0) pp	28.2%
General corporate expenses	(6.3)%	0.0 pp	(6.3)%
	3.3%	(6.3) pp	9.6%

Note: The reconciliation of Adjusted Pro Forma EBITDA to Constant Currency Adjusted Pro Forma EBITDA reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

			Schedule 8
The Kraft Heinz Company Reconciliation of Pro Forma Diluted EPS to Adjusted Pro Forma EPS (Unaudited)
	For the Quarter Ended		For the Year Ended
	January 3, 2016 (14 weeks)	December 28, 2014 (13 weeks)	January 3, 2016 (53 weeks)	December 28, 2014 (52 weeks)
Pro forma diluted EPS	$0.23	$0.26	$0.70	$1.31
Integration and restructuring expenses	0.24	0.15	0.61	0.47
Merger costs	—	0.02	0.49	0.04
Unrealized (gains)/losses on commodity hedges	(0.01)	0.05	(0.02)	0.05
Impairment losses	—	0.08	0.03	0.11
Gain on sale of business	—	—	(0.01)	—
Nonmonetary currency devaluation	0.01	—	0.24	—
Additional preferred dividends(1)	0.15	—	0.15	—
Adjusted Pro Forma EPS(2)	$0.62	$0.56	$2.19	$1.98

Note: The reconciliation of pro forma diluted EPS to Adjusted Pro Forma EPS reflects the results of Kraft and Heinz as if they had been combined in all periods presented.

(1) Cash distributions for Series A Preferred Stock totaled $360 million and $900 million for the quarter and year ended January 3, 2016, respectively. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. For purposes of calculating Adjusted Pro Forma EPS, the Company excluded the additional preferred dividend payment paid in December 2015.

(2) The Company revised Adjusted Pro Forma EPS for the quarter and year ended December 28, 2014 to $0.56 and $1.98 from the previously published $0.50 and $1.94, respectively, to reflect a correction in tax rates applied to certain non-GAAP adjustments.

		Schedule 9
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions) (Unaudited)
	January 3, 2016	December 28, 2014
ASSETS
Cash and cash equivalents	$4,837	$2,298
Trade receivables	871	690
Sold receivables	583	161
Inventories	2,618	1,185
Other current assets	871	581
Total current assets	9,780	4,915
Property, plant and equipment, net	6,524	2,365
Goodwill	43,051	14,959
Intangible assets, net	62,120	13,188
Other assets	1,498	1,144
TOTAL ASSETS	$122,973	$36,571

LIABILITIES AND EQUITY
Trade payables	$2,844	$1,651
Accrued marketing	856	297
Accrued postemployment costs	328	15
Income taxes payable	417	232
Interest payable	401	167
Dividends payable	762	—
Other current liabilities	1,324	730
Total current liabilities	6,932	3,092
Long-term debt	25,151	13,358
Deferred income taxes	21,497	3,867
Accrued postemployment costs	2,405	287
Other liabilities	752	282
TOTAL LIABILITIES	56,737	20,886

Redeemable noncontrolling interest	23	29
9.00% Series A cumulative redeemable preferred stock	8,320	8,320

Equity:
Common stock, $.01 par value	12	4
Warrants	—	367
Additional paid-in capital	58,375	7,320
Retained earnings/(deficit)	—	—
Accumulated other comprehensive income/(losses)	(671)	(574)
Treasury stock, at cost	(31)	—
Total shareholders' equity	57,685	7,117
Noncontrolling interest	208	219
TOTAL EQUITY	57,893	7,336
TOTAL LIABILITIES AND EQUITY	$122,973	$36,571

Note: The condensed consolidated balance sheet at January 3, 2016 reflects the financial position of Kraft Heinz. The condensed consolidated balance sheet at December 28, 2014 reflects only the financial position of Heinz, because the 2015 Merger occurred on July 2, 2015.

				Schedule 10
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Quarter Ended December 28, 2014 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$2,799	$4,697	$—		$7,496
Cost of products sold	1,904	4,208	(828)	(1)	5,284
Gross profit	895	489	828		2,212
Selling, general and administrative expenses	543	1,102	(354)	(2)	1,291
Operating income/(loss)	352	(613)	1,182		921
Interest expense	182	126	(20)	(3)	288
Other (income)	(1)	(8)	—		(9)
Income/(loss) before income taxes	171	(731)	1,202		642
Provision for/(benefit from) income taxes	6	(332)	463	(4)	137
Net income/(loss)	165	(399)	739		505
Net income attributable to noncontrolling interest	2	—	—		2
Net income/(loss) attributable to Kraft Heinz	$163	$(399)	$739		$503
Preferred dividend	180	—	—		180
Net (loss)/income attributable to common shareholders	$(17)	$(399)	$739		$323

Basic common shares outstanding					1,192
Diluted common shares outstanding					1,222

Per share data applicable to common shareholders:
Basic earnings per share					$0.27
Diluted earnings per share					$0.26

(1) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans.

(2) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; and, incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards.

(3) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(4) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

				Schedule 11
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Year Ended December 28, 2014 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$10,922	$18,200	$—		$29,122
Cost of products sold	7,645	13,248	(747)	(1)	20,146
Gross profit	3,277	4,952	747		8,976
Selling, general and administrative expenses	1,709	3,062	(178)	(2)	4,593
Operating income	1,568	1,890	925		4,383
Interest expense	686	507	(80)	(3)	1,113
Other expense/(income), net	79	(22)	—		57
Income before income taxes	803	1,405	1,005		3,213
Provision for income taxes	131	363	386	(4)	880
Net income	672	1,042	619		2,333
Net income attributable to noncontrolling interest	15	—	—		15
Net income attributable to Kraft Heinz	$657	$1,042	$619		$2,318
Preferred dividends	720	—	—		720
Net (loss)/income attributable to common shareholders	$(63)	$1,042	$619		$1,598

Basic common shares outstanding					1,192
Diluted common shares outstanding					1,222

Per share data applicable to common shareholders:
Basic earnings per share					$1.34
Diluted earnings per share					$1.31

(1) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans.

(2) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; and, incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards.

(3) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(4) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

				Schedule 12
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Year Ended January 3, 2016 (in millions, except per share data) (Unaudited)
	Kraft Heinz	Historical Kraft(1)	Pro Forma Adjustments		Pro Forma
Net sales	$18,338	$9,109	$—		$27,447
Cost of products sold	12,577	6,103	(381)	(2)	18,299
Gross profit	5,761	3,006	381		9,148
Selling, general and administrative expenses	3,122	1,532	(41)	(3)	4,613
Operating income	2,639	1,474	422		4,535
Interest expense	1,321	247	(40)	(4)	1,528
Other expense/(income), net	305	(16)	—		289
Income before income taxes	1,013	1,243	462		2,718
Provision for income taxes	366	400	178	(5)	944
Net income	647	843	284		1,774
Net income attributable to noncontrolling interest	13	—	—		13
Net income attributable to Kraft Heinz	$634	$843	$284		$1,761
Preferred dividend(6)	900	—	—		900
Net (loss)/income attributable to common shareholders	$(266)	$843	$284		$861

Basic common shares outstanding					1,202
Diluted common shares outstanding					1,222

Per share data applicable to common shareholders:
Basic earnings per share					$0.72
Diluted earnings per share					$0.70

(1) Historical Kraft activity reflects activity for the period from December 29, 2014 to July 2, 2015, prior to the 2015 Merger.

(2) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans and the elimination of nonrecurring non-cash costs related to the fair value adjustment of Kraft's inventory in purchase accounting.

(3) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards; and, nonrecurring deal costs incurred in connection with the 2015 Merger.

(4) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(5) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

(6) Cash distributions for Series A Preferred Stock totaled $900 million for the year ended January 3, 2016. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015.